EXHIBIT 10.3


                             SPECIAL ACKNOWLEDGMENT


TO:     Talk Visual Corporation

FROM:   Howard Hacker

RE:     Talk Visual Corporation ("TVCP") sale to Howard Hacker
                The sale by TVCP of 100 common shares and 500,000 preference shares in the capital of The Ontario International Property Corporation ("TOIPC")



In connection with the above referenced sale and a Purchase Agreement dated May 10, 2001, the undersigned acknowledges that there is no indebtedness due from TVCP to TOIPC.



DATED at Toronto, Ontario this 16th day of May, 2001.




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Witness                                 )       HOWARD M. HACKER